As filed with the Securities and Exchange Commission on March 13, 2020

Registration No 333-236117

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

(Amendment No. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CARRIAGE HOUSE EVENT CENTER, INC.

(Exact name of registrant as specified in its charter)

Colorado	7389	27-2950800
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

6521 Ocaso Drive

Castle Pines, Colorado, 80108

Telephone 303-730-7939

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

(Name, address and telephone number of agent for service)

With copies to:

William B. Barnett, Esq.

Barnett & Linn

23548 Calabasas Road, Suite 106

Calabasas, California 91302

818-436-6410

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer or a smaller reporting company.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)
		Emerging Growth Company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [X]

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee(2)
Common Stock-New Issue	1,000,000	$0.10	$100,000	$12.98

(1) This is an initial offering of securities by the registrant and no current trading market exists for our common stock. The Offering price of the common stock offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value. The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED MARCH 13, 2020

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

CARRIAGE HOUSE EVENT CENTER, INC.

Up to a maximum of 1,000,000 Shares of Common Stock at $0.10 per share

Carriage House Event Center, Inc. (“we”, “us”, or the “Company”) is offering for sale a maximum of 1,000,000 shares of its common stock, par value $0.001 per share, at the purchase price of $0.10 per common share. If all shares are sold the maximum gross proceeds will total $100,000, and the maximum net proceeds will total approximately $75,000. The offering will commence of the effective date of this Prospectus and will terminate on or before the _____ day of __________, 2020.

This is the initial offering of common stock of Carriage House Event Center, Inc. No public market currently exists for our securities or the shares being offered. We are offering for sale a total of 1,000,000 shares of common stock on a “self-underwritten” basis, which means the shares will be offered and sold by our two officers and directors, without any commissions being paid to them for any shares sold. We do not intend to engage the services of an underwriter to sell any of the shares and there is no guarantee we will be able to sell all of the shares being offered. The shares are being offered at a fixed price of $0.10 per share for a period not to exceed 180 days from the date of this Prospectus unless extended by our Board of Directors.

There is no minimum number of shares that must be sold by us for the offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold. In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934 (the “Exchange Act”). The intended methods of communication include, without limitation, telephone, email and personal contacts.

Since there is no minimum amount of shares that must be sold by us, we may not receive any proceeds or very minimal proceeds from the offering and potential investors may end up holding shares in a company that:

●	has not received enough proceeds from the offering to expand operations; and
●	has no market for its shares. See “RISK FACTORS.”

The proceeds from the sale of the shares in this offering will be payable to us. All subscription agreements and checks are irrevocable and should be delivered to us at the address provided in the Subscription Agreement (see Exhibit 10.3). We may use the proceeds from this offering as the proceeds are received.

We will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers approximately 30 days after the close of the offering or as soon thereafter as practicable.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings, if any, or net worth. Our CEO and sole director owns 98.8% of the Company’s issued and outstanding common stock and, assuming all of the shares offered for sale in this offering are sold, she will own approximately 79.6% and have a majority of the voting power.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. We are an “emerging growth company” as defined under the federal securities laws and are subject to reduced public company reporting requirements.

Our auditors have indicated in their opinion on our financial statements as of and for the year ended December 31, 2019 that there exists substantial doubt as to our ability to continue as a going concern. Moreover, we are an early stage venture with limited operating history. As such, this offering is highly speculative and the common stock being offered for sale involves a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. You are encouraged to reference the section entitled “Risk Factors” commencing on page 5, before buying any shares of the Company’s common stock. for additional information regarding the risks associated with our company and common stock.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Our securities are not currently listed on any exchange. Immediately following completion of this offering, we plan to contact a market maker to apply to have the shares listed and quoted on the OTC Markets; however, we cannot guarantee that our application will be accepted or approved. As of the date of this filing, there have been no discussions or understandings between us, or anyone acting on our behalf, with any market maker regarding participation in a future listing of our securities.

The date of this prospectus is ___ __, 2020.

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SUMMARY OF THE PROSPECTUS,

This summary provides an overview of certain information contained elsewhere in this Prospectus and does not contain all of the information that you should consider or that may be important to you. Before making an investment decision, you should read the entire Prospectus carefully, including the “Risk Factors” section and the financial statements and the notes to the financial statements. In this Prospectus, the terms “the “Company,” “we,” “us” and “our” refer to Carriage House Event Center, Inc., unless otherwise specified herein.

General

Carriage House Event Center, Inc. (“we, “us,” “our,” the “Company” or “Carriage House”) was incorporated in the state of Colorado on June 26, 2010. On September 11, 2018, we formed a wholly owned subsidiary company, Blue Carriage Events, Inc. As of the date of this prospectus, we have not conducted any business through the Company or through our subsidiary. Our principal executive offices are located at 6521 Ocaso Drive, Castle Pines, Colorado, 80108 Telephone 303-730-7939.

OPERATIONS

The Company was formed for the purpose of researching and developing a concept of an Event Center with many additional associated businesses on the grounds of the Event Center.

“Event” and “Event Center”.

Whether it be a wedding reception, business meeting, corporate party, convention, sports party, birthday party, Bar Mitzvah, or another type of event where there is a group of people. It involves anything from a small group to a very large crowd.

An “Event Center” can be any operating facility capable of hosting events of various sizes, from a restaurant with large meeting rooms, or a hotel with a ballroom and a number of meeting rooms, a club building, and many other types of facilities including a building dedicated solely to catering to events. The term “Event Center, however, is usually applied to the latter, a facility solely dedicated to catering to events.

THE CONCEPT OF CARRIAGE HOUSE EVENT CENTER IS TO HAVE ALL SERVICES REQUIRED FOR A WEDDING OR OTHER EVENTS IN A SINGLE LOCATION.

To validate the overall concept, an outside research firm, American Business Institute, was retained first in 2012 and 2013 and again 2018 and 2019 to research and update the following with an emphasis on:

Event Centers	Photography	Dry Cleaners
Brides Clothing &	Travel Agency	Bakery
Accessories	Caterers	Restaurants
Tuxedo Rental	Gift Shop	Wedding Planners
Florist	Music	Limousine
Beauty salon	Hotel	Stationary & Invitation

Several years of in-depth research has been completed around the concept. Contacts have been made with businesses in the above categories and contingent commitments made to participate in the overall concept, when completed. See “DESCRIPTION OF OUR BUSINESS” on page 18.

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Our only asset as of the date of this prospectus is our cash in the bank of approximately $32,688 at December 31, 2019. We have not had sales or profits but have incurred net losses from our inception in June 26, 2010 through December 31, 2019, and may continue to incur losses as we execute our strategies and may never attain profitability. If we fail to execute our business strategy or if there is a change in the demand for event centers or market conditions, or any other assumptions we used in formulating our business strategy, our long-term strategy may not be successful and we may not be able to achieve and/or maintain profitability. These and other factors raise substantial doubt by our auditors about our ability to continue as a going concern, which has been expressed in their audit opinion.

As of the date of this Prospectus our management only devotes approximately 20-30 hours in the aggregate per week to our affairs. These hours may increase if and when our business activity increases, of which there is no assurance. Additionally, our management owns in excess of a majority of our outstanding Common Stock and will continue to own over a majority of our outstanding shares even if all of the shares being offered herein are sold. As a result, they have the ability to determine the outcome on all matters requiring approval of our shareholders, including the election of directors and approval of significant corporate transactions. See “RISK FACTORS.”

Our financial statements accompanying this Registration Statement have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. We incurred net losses of $37,883 during the fiscal year ended December 31, 2019 and of $4,776 during the fiscal year 2018. We have no revenues since our inception. Our operations have been sustained by loans from affiliated parties. Total stockholders’ equity at December 31, 2019 was ($70,812). If we fail to raise the necessary capital in the future to execute our business plan, our long-term strategy may not be successful, and we may not be able to achieve and/or maintain profitability.

While our current burn rate is nominal, it is expected that our costs of operations will increase significantly due primarily to the costs associated with being a reporting company. Based upon our current business plan, we may continue to incur losses in the foreseeable future and there can be no assurances that we will ever establish profitable operations. These and other factors raise substantial doubt by our auditors about our ability to continue as a going concern. See “RISK FACTORS.”

Following is a brief summary of this offering. Please see the Plan of Distribution section for a more detailed description of the terms of the offering.

Common stock outstanding	4,150,000

Common stock being sold in this offering	1,000,000 shares of common stock, par value $0.001

Control of our Company	Our management and affiliates currently own all of our issued and outstanding common stock and will continue to own sufficient common shares to control our operations after this offering, irrespective of its outcome.

Offering Price per Share	$0.10

Net Proceeds to Company	$75,000

Termination of the Offering	The offering will commence on the effective date of this Prospectus and will terminate on or before ________, 2020.

Market for our Common Stock	There is presently no public market for our common stock. We anticipate applying for the quotation of our common stock on the OTC Markets upon the effectiveness of the registration statement of which this Prospectus forms a part. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), or that our application to list our common stock for trading will be approved.

Use of Proceeds	We intend to use the proceeds from the sale of our Stock for working capital.

Sale of Shares	The stock will be sold without the services of an underwriter by our President and Director, A. Terry Ray, and our Secretary, Janel Ray. They will attempt to sell the shares to friends, family members and acquaintances and will receive no compensation for their efforts. They will not purchase any shares in this offering.

We have no present plans to be acquired or to merge with another company nor do we or any of our shareholders have any plans to enter into a change of control or similar transaction.

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Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

●	The last day of our fiscal year during which we had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

●	The last day of our fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective IPO registration statement;

●	The date on which we have, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

●	The date on which we are deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 46, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment and the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes. These exemptions are also available to us as a Smaller Reporting Company.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

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SELECTED FINANCIAL INFORMATION

The following selected financial data should be read in conjunction with our financial statements and the related notes to those statements included in “FINANCIAL STATEMENTS” and with “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” appearing elsewhere in this Prospectus. The selected financial data has been derived from our audited and unaudited, reviewed financial statements.

Consolidated Balance Sheet:

Statement of Operations:

	Year Ended December 31,
	2019		2018
Revenues	$0.0		$0.0

Total operating expenses	$37,833		$5,176
Net income (loss)	$(37,833)		$(4,776)
Net income (loss) per share	$(0.00	)*	$0.00	*

*denotes net income or (loss) per common share of less than $0.01 per share.

Balance Sheet:

	Year Ended December 31, 2019	Year Ended December 31, 2018
Cash	$32,688	$8,571
Total assets	$32,688	$8,571
Total liabilities	$103,500	$41,500
Total stockholders’ equity	$(70,812)	$(32,929)

We have no off-sheet balance arrangements or obligations or other interests that could affect finances or operations. Other than the shares offered by this Prospectus, no other source of capital has been identified or sought.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

We have made some statements in this Prospectus, including some under “RISK FACTORS,” “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS,” “DESCRIPTION OF BUSINESS” and elsewhere, which constitute forward-looking statements. These statements may discuss our future expectations or contain projections of our results of operations or financial condition or expected benefits to us resulting from acquisitions or transactions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements. These factors include, among other things, those listed under “RISK FACTORS” and elsewhere in this Prospectus. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

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RISK FACTORS

An investment in our Common Stock is a risky investment. In addition to the other information contained in this Prospectus, prospective investors should carefully consider the following risk factors before purchasing shares of our Common Stock offered hereby. We believe that we have included all material risks.

RISK RELATED TO OUR OPERATIONS

We are a development stage company, have generated no revenues since inception and lack an operating history. An investment in the shares offered herein is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plans.

Our Company was incorporated on June 26, 2010. We have not generated revenues and have experienced net losses from our operations to date. As of December 31, 2019, we had an accumulated a deficit of $74,962. Other than research of our concept, we have no operating history upon which an evaluation of our future prospects can be made. Such prospects must be considered in light of the substantial risks, expenses and difficulties encountered by new entrants into the highly competitive event center industry. Our ability to achieve and maintain profitability and positive cash flow is highly dependent upon a number of factors, including our ability to raise additional capital to build a facility.

Based upon current plans, we expect to incur operating losses in future periods as we incur expenses associated with the development and potential expansion of our business. Furthermore, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our operations or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering. There are no assurances that the Company will be able to raise any additional capital for the building and operation of the event center facility.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

We cannot offer any assurance as to our future financial results. Also, we cannot provide any assurances that we will be able to secure additional funding from public or private offerings on terms acceptable to us, or at all, if and when needed. Our inability to achieve profitability from our current operating plans or to raise capital to cover any potential shortfall would have a material adverse effect on our ability to meet our obligations as they become due. If we are not able to secure additional funding if and when needed, we would be forced to curtail our operations or take other action in order to continue to operate. These and other factors raise substantial doubt by our auditors about our ability to continue as a going concern. If we are unable to meet our obligations and are forced to curtail or cease our business operations, you could suffer a complete loss of any investment you make in our securities. In the auditors’ opinion, our financial statements as of and for the period ended December 31, 2019 indicate that there is substantial doubt about our ability to continue as a going concern.

We have a limited operating history upon which you can evaluate our business and prospects.

Our operating history consists only of extensive research of the overall concept of the event center. We have no history of operating an event center. You should consider our prospects in light of the risks, expenses, and difficulties those companies in their earlier stage of development encounter. Our success depends upon our ability to address those risks successfully, which includes, among other things: whether we will be able to raise the capital to build the event center, whether we will be able to assemble and maintain the necessary resources, including financial resources, that we will need to implement our business plan; whether we can continue to build and maintain a strong management team that can develop and execute our business strategy; whether we will be successful in establishing and maintaining the strategic associations necessary to implement our business strategy; and whether we will be successful in implementing our sales and marketing strategy. We expect to continue to incur losses for the immediate future as we build our infrastructure. Even if we do achieve profitability, we may not sustain or increase profitability on a quarterly or annual basis. Failure to achieve or maintain profitability will materially and adversely affect the market price of our common stock.

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We are dependent on the proceeds from this offering to expand our business plans and do not currently have any other sources of funding, which could severely limit our ability to expand our business and result in a failure of our business and a total loss of any investment you make in our Company.

We are planning to use the proceeds of this offering to get conceptual drawings completed of the event center concept. There will not be sufficient funds to acquire land, retain an architect, start a building, or any other work to further our development of an event center. Assuming we will sell all the shares and close this offering, we will receive the total net proceeds of approximately $75,000. Even if we are successful in expanding our business plans, however, there is no guarantee that we will be able to generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

It is the intention of the Company to raise additional capital to build the Event Center, either through sale of additional shares of the authorized but unissued common stock of the Company, through venture capital sources, through debt, such as building loans, and through joint ventures with others. If we cannot raise the additional capital needed to build the Event Center, we will fail in our business plan and you could lose your entire investment.

While we believe that the additional capital can be raised to build the facility, there have been no firm commitments made for additional capital, either in the sale of additional stock, for loans for joint ventures or for venture capital. There is a very strong possibility that we may not be able to raise the needed capital to build the event center and accomplish our business plan in which case you would lose your entire investment.

We have a limited amount of capital resources, which could limit the amount of time we can conduct our operations.

While no assurances can be provided, in addition to the proceeds received from this offering, there is no assurance that we will be able to raise any additional capital to further our business plan. To date, our capital needs have been met with loans from affiliates of the Company. There is no assurance that any affiliate or non-affiliate of the company will be able to loan money to the Company in the future. To complete the business plan it would be necessary for the Company to raise very substantial amounts of money. There is no assurance that the Company will be able to raise the capital needed or any part of the capital needed.

As of the date of this Prospectus, we have been able to meet our financial obligations with loans from affiliates of the Company. As a result of our becoming a reporting company we anticipate that our operating expenses will increase, specifically for accounting and legal services. We estimate that the minimum additional dollar amount we will require to for the next twelve (12) months applicable to these additional costs will be approximately $20,000, including approximately $10,000 in annual accounting expense and $10,000 in legal and other compliance matters, provided no extraordinary costs are incurred.

We plan to cover these expenses through the use of the proceeds of this offering and/or from (1) additional loans from affiliates of the company or (2) by raising additional capital from sale of stock of the company. There are no assurances that any affiliate of the company will be able to loan the Company additional funds or that we will be able to raise funds through the sale of stock of the Company.

Promissory Notes outstanding issued to Related Parties.

The Company has eight promissory notes outstanding. Five promissory notes to A. Terry Ray, the CEO, sole director and major shareholder of the Company for a total of $77,000.00 and three promissory notes to Terayco Enterprises Ltd. for a total of $26,500.00. Terayco Enterprises is a Colorado corporation of which A. Terry Ray is an officer and director together with her husband. The total of the outstanding notes as of December 31, 2019 is $103,000.00. All notes are due on December 31, 2020 and are interest free until December 31, 2020. It is not intended that any part of the promissory notes will be paid from the proceeds of this offering. A. Terry Ray and Terayco Enterprises, Ltd have represented that they intend to renew all of the promissory notes until the Company is in a financial position to repay such promissory notes. Therefore, management believes that the promissory notes will have no affect on the Company’s results of operation for the foreseeable future.

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Our success depends greatly upon the efforts of A. Terry Ray, our officer and director. If we fail to retain the services of Ms. Ray, it would negatively affect our business, operating results and financial results.

The development and implementation of our proposed business is strongly dependent on the efforts of our President, A. Terry Ray, whose experience in the field of advertising, marketing and promotion is critical to our business and the success of our business will depend upon our ability to retain her services. We have not entered into a management and/or employment agreement with Ms. Ray and the loss of her services could have a negative impact on our business operations, operating results and possible revenues. If we were to lose the services of Ms. Ray or are unable to hire competent employees and contractors, as and when needed, implementation of our proposed business operations could be delayed or worse, fail, and you could risk a total loss of any investment you make in the securities offered herein.

Our principal financial and accounting officer, Janel Ray, our Secretary/Treasurer has prior experience performing these roles for a public company but there is no assurance that she will be able to perform such duties with our Company and no assurance that she will remain with our Company.

Our principal financial and accounting officer, Janel Ray, has had only limited experience performing either of these roles for a public company. Such lack of experience could be a determent to the company. There is no assurance that Ms. Raya will remain with the company for any extended period.

While we believe that there will always be a demand for event center services, there is strong competition for such services in the Denver area and, even if we could be successful in building an event center, there is no assurances that our event center would be accepted by the consumer over the many other such similar operations.

Although we believe that the type of services will always be in demand, our ability to generate revenues from our services, once the event center is constructed, depends on the extent to which we can advertise and promote our services and consumers continue to need our services. In addition, it will be necessary for us to be competitive in both price and quality of our services. We are dependent upon advertising, promotion, customer renewals, business referrals, and the addition of new customers. In any such event, our business, operating results and financial condition could be adversely impacted. We face significant competition from both established and new companies offering similar services, which may harm our ability to add new customers in the future.

Assuming we can raise the needed capital to construct the event center and commence business, if we are unable to manage future growth effectively, our business, results of operations and financial condition could be adversely affected.

While we hope to hire individuals with experience in event centers and catering, there can be no assurances that we will be able to locate and hire and retain the competent experienced individuals.

Once the event center is open, we hope and expect to grow with additional advertising and promotion. Our growth, coupled with the rapid evolution of our markets, could place significant strains on our administrative, operational, technical, and financial resources and increase demands on management, procedures, and controls. If we are unable to maintain the quality of our services, we could lose return customers, generate negative reviews in media and suffer losses of revenues. Any such failures could result in a loss of customers and could harm our reputation, results of operations, possible revenues and a total loss to you of any investment you make in our shares.

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If or when we are able to open an event center, we will be dependent on creating customers that are capable of paying the fees required for an event with full services.

The total cost of an event with full services, meaning catering a full sit-down dinner, table settings decorations, music and other services can be very high, from $8,000.00 to $20,000.00 per event. The success of the event center will depend on finding enough customers that can pay that amount for an event.

In the event center industry, a deposit is made at the time that an event is booked. The balance due is paid prior to the event being held therefore a customer must be able to pay the full amount before the event take place.

Our operating results may suffer because of potential development and construction delays and resultant increased costs and risks which could reduce our revenues or lead to the loss of your investment.

We may develop properties for building an event center, including unimproved real properties, upon which we may construct improvements. We may be subject to uncertainties associated with re-zoning for development, environmental concerns of governmental entities and/or community groups, and our builders’ ability to build in conformity with plans, specifications, budgeted costs and timetables. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completing construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment.

Our president and secretary have conflicts of interest for their time in that they have other activities that may prevent her from devoting full time to our operations, when needed, which may slow our operations and possibly reduce our financial results.

A. Terry Ray is our president and director and Janel Ray, our secretary, have conflicts of interest for their time in that they have other activities, none of which are in competition with the business of the Company, but may prevent them from devoting full time to our operations. Their available time to devote to our business operations may, therefore, be sporadic. In general, they intend to devote as much time as required to our business; however, when they are working on other business matters, they may not be able to devote the time necessary to our business, which may delay or limit implementation of our business plans. The limited number of hours Ms. Ray and/or Ms. Ray will have to devote to our business activities may negatively affect our operations and reduce or limit our potential revenues and financial results, which could result in a loss of your investment.

If we are successful in moving forward in our business plan, we will need to hire additional employees. If competent and knowledgeable employees are not available to us, as and when needed, we may be unable to expand our business when we are ready to do so, which could result in possible revenue losses.

We are dependent on A. Terry Ray and Janel Ray to attract and retain the necessary personnel. The expansion of our business may place further demands on existing management and future growth.

We have no employees at this time except or President and Secretary. When we are ready to expand beyond present employees, our success will depend in large part upon our ability to attract, develop, motivate and retain employees and contractors. Competition for qualified personnel is high and we may not be able to hire or retain qualified personnel, if and when needed. As a result, we may be unable to expand our business when we are ready to do so. The failure to attract and retain the necessary personnel could have a materially adverse effect on our business, operations and financial condition.

We may be subject to uninsured losses that may require substantial payments which could reduce the value of your investment.

We currently carry no comprehensive liability and casualty insurance. While we would intend to carry liability insurance and property insurance if and when an event center construction is started, even if we obtain such insurance in the future may not be available or may be available only at prices that we deem prohibitive. In addition, losses may exceed insurance policy limits, and policies may contain exclusions with respect to various types of losses or other matters. Consequently, the insurance the we might obtain may not cover all losses which could reduce the value of your investment.

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Rising interest rates could adversely affect our interest expense and cash flow and reduce the value of your investment.

We may borrow money at variable interest rates in the future to finance operations. Increases in interest rates would increase our interest expense on our variable rate debt, which would adversely affect cash flow and our ability to service our debt and make distributions to us.

If we fail to maintain effective internal controls over financial reporting, the price of our common stock may be adversely affected.

While we seek to maintain strong corporate governance, computer, financial and other control systems, growth will also put stress on our internal controls. If we are not able to attract and maintain experienced and effective personnel, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices. As a result, we may experience difficulties in implementing and maintaining adequate internal controls as required under Section 404 of the Sarbanes-Oxley Act of 2002. This could result in significant deficiencies or material weaknesses in our internal controls which could impact the reliability of our financial statements and prevent us from complying with SEC rules and regulations and the requirements of the Sarbanes-Oxley Act of 2002. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain executive management and qualified board members.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company,” as defined in the Jumpstart our Business Startups Act, or the JOBS Act. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and operating results. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could adversely affect our business and operating results. We may need to hire more employees in the future or engage outside consultants, which will increase our costs and expenses.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

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We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

We are only subject to the reporting requirements of Section 15(d) of the Exchange Act of 1934.

At this time we do not intend to register any of our securities under Section 12 of the Exchange Act. Accordingly, we are only subject to the reporting requirements of Section 15(d) of the Exchange Act and those requirements are not as rigorous as those placed on companies that register its securities under Section 12. Specifically, we are not subject to the any proxy rules, Section 16 reporting and short-swing profit provisions, beneficial ownership reporting, and the bulk of the tender offer rules under U.S. securities laws and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act. Previously, a company with more than 500 shareholders of record and $10 million in assets had to register under the Exchange Act. However, the JOBS Act raises the minimum shareholder threshold from 500 to either 2,000 persons or 500 persons who are not “accredited investors” (or 2,000 persons in the case of banks and bank holding companies). This means that access to information regarding our business and operations will be limited.

Because we will likely have fewer than three hundred shareholders of record, we will likely be able to terminate our reporting obligations, and if we do that, our shares of common stock will not be eligible for quotation on the OTC Markets.

We will be required to file reports with the SEC only for the fiscal year in which the registration statement for this offering becomes effective. In order to continue to be obligated to file reports either we would have to voluntarily file a Registration Statement on SEC Form 8-A, as we presently intend, or we would be obligated to file a Registration Statement SEC Form 8-A if on the last day of our fiscal year in which the registration statement for this offering becomes effective we have more than $10 million in assets and either 2,000 or more record holders or 500 or more record holders who are not “accredited investors.” If we were to cease reporting, you will not have access to updated information regarding the Company’s business, financial condition and results of operation. Upon suspension of reporting obligations, although the Company may continue to file reports with the SEC, such filings will be voluntary. If we terminate or suspend our reporting obligations to the SEC, our shares of common stock will not be eligible for quotation on the OTCQB tier of OTC Markets, and as a result, your entire investment may be lost. Additionally, if we do not file a Registration Statement on Form 8-A we will not be subject to the proxy statement requirements, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC regarding their stock ownership and stock trading activity, all of which could reduce the value of your investment and the amount of publicly available information about us.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

As a reporting company under the Exchange Act, we expect to be classified as an “emerging growth company,” as defined in the JOBS Act. We will take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 (the “Securities Act” or “33 Act”) for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably opted to make use of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

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Our Certificate of Incorporation and Bylaws limit the liability of, and provide indemnification for, our officers and directors.

Our Certificate of Incorporation, generally limits our officers’ and directors’ personal liability to the Company and its stockholders for breach of fiduciary duty as an officer or director except for breach of the duty of loyalty or acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law. Our Certificate of Incorporation and Bylaws, provide indemnification for our officers and directors to the fullest extent authorized by the Colorado Corporation Code against all expense, liability, and loss, including attorney’s fees, judgments, fines excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by an officer or director in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter a “Proceeding”) to which the officer or director is made a party or is threatened to be made a party, or in which the officer or director is involved by reason of the fact that he is or was an officer or director of the Company, or is or was serving at the request of the Company whether the basis of the Proceeding is an alleged action in an official capacity as an officer or director, or in any other capacity while serving as an officer or director. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for the Company. Such an indemnification payment might deplete the Company’s assets. Stockholders who have questions regarding the fiduciary obligations of the officers and directors of the Company should consult with independent legal counsel. It is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the Securities Act of 1933, as amended, and the rules and regulations thereunder is against public policy and therefore unenforceable.

RISKS RELATED TO THIS OFFERING

The offering price of the Shares have been determined arbitrarily by us and does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.

We have arbitrarily determined the offering price of the Shares. In determining the number of Shares and common stock to be offered and the offering price, we took into consideration the amount of money we would need to implement our business plans and the number of shares we wanted to offer to the public. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

There is no trading market for our securities and there can be no assurance that such a market will develop in the future.

We intend to cause an application to be filed on our behalf to trade our Common Stock on the Over-the-Counter (“OTCQB”) in the near future. There is no assurance that our application will be approved, or once approved that a market will develop in the future or, if developed, that it will continue. In the absence of a public trading market, an investor may be unable to liquidate his investment in our Company

There are no automated systems for negotiating trades on the OTCQB and it is possible for the price of a stock to go up or down significantly during a lapse of time between placing a market order and its execution, which may affect your trades in our securities.

Because there are no automated systems for negotiating trades on the OTCQB, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders, an order to buy or sell a specific number of shares at the current market price, it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and its execution.

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Any future trading market in our shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a “penny stock.” The effective result being fewer purchasers qualified by their brokers to purchase our shares, and therefore a less liquid market for our investors to sell their shares.

The shares being offered are defined as a “penny stock” under the Securities and Exchange Act of 1934, and rules of the Commission. Under the rules of the Securities and Exchange Commission, if the price of the registrant’s common stock on the OTC Bulletin Board or OTCQB is below $5.00 per share, the registrant’s common stock will come within the definition of a “penny stock.” The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser’s written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

We are selling this offering without an underwriter and may be unable to sell any shares. Unless we are successful in selling all of the shares and receiving all of the proceeds from this offering, we may have to seek alternative financing to implement our business plans and you may not receive a return of your entire investment.

This offering is self-underwritten, which means that we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officers and directors, who will receive no commissions. We will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that we will be able to sell any of the shares. Funds received from this offering will be deposited into the Company bank account and may be used as received. We may receive enough funds from this offering to implement our business plan and therefore you could lose your entire investment.

Due to the lack of a trading market for our securities, you may have difficulty selling any Shares you purchase in this offering.

There is presently no demand for our common stock, as our securities are not listed for trading on any public market. While we intend to seek to engage the services of a market maker to apply for quotation on the OTC Markets OTCQB on our behalf following completion of this offering and implementation of our business plans, we cannot guarantee that our application will be approved and our stock listed and quoted for sale on any public market. If no market is ever developed for our common stock, it will be difficult for you to sell any Shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares of common stock without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

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The market price of our Common Stock may fluctuate significantly in the future.

If our application to trade our Common Stock on the OTCQB is approved, we expect that the market price of our Common Stock may fluctuate in response to one or more of the following factors, many of which are beyond our control:

●	competitive pricing pressures;
●	our ability to market our products on a cost-effective and timely basis;
●	our inability to obtain working capital financing, if needed;
●	changing conditions in the market;
●	changes in market valuations of similar companies;
●	stock market price and volume fluctuations generally;
●	regulatory developments;
●	fluctuations in our quarterly or annual operating results;
●	additions or departures of key personnel; and
●	future sales of our Common Stock or other securities.

The price at which you purchase shares of our Common Stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your shares of Common Stock at or above your purchase price, which may result in substantial losses to you and which may include the complete loss of your investment. In the past, securities class action litigation has often been brought against a company following periods of stock price volatility. We may be the target of similar litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and our resources away from our business. Any of the risks described above could adversely affect our sales and profitability and also the price of our Common Stock.

You will incur immediate and substantial dilution of the price you pay for your shares.

Our existing stockholders acquired their shares at a cost substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in the Shares we are offering will result in the immediate and substantial dilution of the net tangible book value of your shares of common stock from the $.10 you pay for them. Following completion of this offering and receipt of the net proceeds, the net tangible book value of the shares of common stock purchased in this offering will be $.01 or 90% less than you pay for them. Purchasers of Shares in this offering will contribute 100% of the total amount needed to fund our company, and will own approximately 19.4% of the issued and outstanding shares of our common stock and, as such, will have 19.4% of the voting rights of our company, which means the current stockholders will retain voting control on matters affecting our company.

Any future sale of stock held by our existing stockholder who will hold 81% of our total issued and outstanding shares after completion of this offering, could severely impact the market price of our stock.

Since inception, a total of 4,150,000 shares of common stock have been issued to 4 different shareholders, with 4,000,000 shares being issued to A. Terry Ray, our officer and director. In addition to Ms. Ray, 50,000 shares were issued to Terayco Enterprises Ltd. of which Ms. Ray is a co-owner and officer, and 50,000 shares issued to DLR Associates, which is owned by Ms. Ray’s son and 20,000 shares to Janel Ray, a daughter of Ms Ray. These shares are “restricted securities”, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of these shares held by Ms. Ray. and the three other shareholders holding a total of 150,000 shares, after the applicable restrictions expire could have a depressive effect on the price of our common stock in any market that may develop, of which there is no guarantee. Ms. Ray and the three other shareholders do not currently have any plans to sell their shares at any time after this offering is completed.

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We are a small, development stage start-up company with one director on our Board, who is also an officer and therefore, could result in a lack of independence needed on certain issues and decisions which impact our shareholders.

We are a small start-up company with only one director, A. Terry Ray, who is also our President, Principal Executive Officer. As a result, we lack independent directors, independent board committees and an independent audit committee financial expert. In addition, Ms. Ray and the three other affiliated shareholders will own approximately 81% of our issued and outstanding common stock after completion of this offering if all shares are sold. Due to the controlling amount of that share ownership, they will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the Company or other matters that could affect your ability to ever resell your shares. Their interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

There can be no assurance that Ms. Ray will be completely independent in the decisions that are make as our director and/or principal stockholder that will ensure protection of the rights of other stockholders who purchase our securities in this offering.

We do not anticipate payment of dividends, and investors will be wholly dependent upon the market for the Common Stock to realize economic benefit from their investment.

As holders of our Common Stock, you will only be entitled to receive those dividends that are declared by our Board of Directors out of retained earnings. We do not expect to have retained earnings available for declaration of dividends in the foreseeable future. There is no assurance that such retained earnings will ever materialize to permit payment of dividends to you. Our Board of Directors will determine future dividend policy based upon our results of operations, financial condition, capital requirements, reserve needs and other circumstances.

Shareholders who hold unregistered shares of our Common Stock are subject to resale restrictions pursuant to Rule 144.

Shareholders holding unregistered stock will have to comply with Rule 144, as described above. As a result, it may be harder for us to fund our operations and pay consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. The stock being unregistered could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless.

We will be depositing all proceeds from this offering in a standard bank checking account as the checks are received and we will be using those funds as needed and there is no guarantee all of the funds will be used as outlined in this prospectus. If the proceeds are not used as proposed to successfully implement our business operations, our plans could fail and you could lose any investment you make in our Shares.

All funds received from the sale of Shares in this offering will be deposited into our business operating checking account at BBVA Bank, Castle Rock, Colorado, where our business operating account is, and the offering is closed. Since the funds will not be placed into an escrow, trust or other similar account, there can be no guarantee that any third party creditor who might obtain a judgment or lien against us would not satisfy the judgment or lien by executing on the bank account where the offering proceeds are being held. In addition, there are no mechanisms in place to insure the funds received from the sales of Shares in this offering will remain segregated until all Shares are sold and/or the offering is terminated. In any such instance, if all the offering proceeds aren’t available to us on completion of the offering, we may not be able to successfully implement our business plans and generate revenues, which would result in a loss of any investment you make in our securities.

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FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity in our Common Stock. As a result, fewer broker-dealers may be willing to make a market in our Common Stock, reducing a stockholder’s ability to resell shares of our Common Stock.

State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this Prospectus.

If you purchase shares of our Common Stock sold in this Offering, you may not be able to resell the shares in any state unless and until the shares of our Common Stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our Common Stock for secondary trading, or identifying an available exemption for secondary trading in our Common Stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our Common Stock in any particular state, our Common Stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our Common Stock, the market for our Common Stock will be limited which could drive down the market price of our Common Stock and reduce the liquidity of the shares of our Common Stock and a stockholder’s ability to resell shares of our Common Stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of his investment.

USE OF PROCEEDS

The net proceeds to us from the sale of the Shares are estimated to be approximately $75,000 if the entire Offering is sold, of which there can be no assurance.

The net proceeds of this Offering will be used for working capital.

Application of Proceeds	Approximate Dollar Amount (50% sold)	Approximate Dollar Amount (100% sold)	Percentage of Offering

Working Capital (2)	$25.000	$75,000	50%

TOTAL	$25,000	$75,000	100.0%

(1)	These funds will be used for operations and conceptual drawings of the Event Center. See “Description of Business.”

(2)	Includes general and administrative expenses, as well as costs associated with our becoming a reporting company under the Securities Act of 1933, as amended, and costs associated with having out Common Stock approved for trading.

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None of the proposed allocations set forth in the foregoing table is a firm commitment by us. Projected expenditures are estimations or approximations only. Actual expenditures will differ from projected expenditures if: (1) less than the maximum offering is sold; (2) more funds than estimated are required to accomplish the objectives set by management in a particular area; (3) a particular objective can be obtained with less funding than anticipated; or (4) the objectives set by management are determined to be unobtainable. To the extent that the proposed objectives cannot be achieved for the scheduled amounts, management may draw supplemental amounts from other categories of estimated expenses (if available), from operating revenues (if any) or from additional financing, the availability of which cannot be assured. Any amounts not expended for scheduled purposes will be reallocated for general corporate purposes. In the event we are not successful in selling all of the Units offered herein, the amount allocated in the above table will be reduced proportionately to the amount of proceeds actually received.

The foregoing table does not give effect to any additional funds that may be advanced by any officers, directors or shareholders of the Company, if any. There is no commitment from any officer, director or shareholder to advance any additional funds.

None of the proceeds from the offering will be used to pay promissory notes owed to our CEO. Such promissory notes are interest free and are not due until December 31, 2020. In addition our CEO has represented that she intends to renew all of the promissory notes until the Company is in a financial position to repay such promissory notes.

Management believes that the proceeds of this offering will satisfy our net capital and cash requirements for at least 12 months following the completion of this offering, provided that all of the Shares offered herein are sold. In addition the amount raised from the offering should be sufficient to cover the cost of the conceptual drawings. It is estimated that the conceptual drawings will be $12,000 to $14,000. Conceptual drawings are just that and are not final architect blueprints. Conceptual drawings will be used in the promotion of the overall concept, Even if all the Shares are sold, it is anticipated they may need to obtain additional financing, either debt or equity, in order to fully implement our business plan described herein. We do not have existing arrangements to raise additional capital through bank loans or otherwise should it be needed. There can be no assurance that any additional funds could be secured on terms favorable to us, or that they could be secured at all.

DETERMINATION OF OFFERING PRICE

The offering price of the Shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

DILUTION

The price of our offering of 1,000,000 shares is fixed at $0.10 per share. This price is significantly higher than the $0.001 price per share paid by our founders for the 4,150,000 shares of common stock they purchased.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of December 31, 2019, the net tangible book value of our shares of common stock was $(70,812) or approximately $(0.0171) per share based upon 4,150,000 shares outstanding.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.10
Net tangible book value per share before offering	$(0.0171)
Potential gain to existing shareholders	$75,000
Net tangible book value per share after offering	$0.0008
Increase to present stockholders in net tangible book value per share after offering	$0.0179
Capital contributions	$4,150
Number of shares outstanding before the offering	4,150,000
Number of shares outstanding after offering	5,150,000
Percentage of ownership after offering	80.6%

Purchasers of Shares in this Offering if 100% of Shares Sold

Price per share	$0.10
Dilution per share	$0.10
Net tangible book value per share after offering	$0.0008
Capital contributions	$100,000
Percentage of capital contributions	96.0%
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	19.4%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.10
Dilution per share	$0.10
Net tangible book value per share after offering	$(0.0042)
Capital contributions	$75,000
Percentage of capital contributions	94.8%
Number of shares after offering held by public investors	750,000
Percentage of ownership after offering	15.3%

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Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.10
Dilution per share	$0.10
Net tangible book value per share after offering	$(0.0099)
Capital contributions	$50,000
Percentage of capital contributions	92.3%
Number of shares after offering held by public investors	500,000
Percentage of ownership after offering	10.8%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.10
Dilution per share	$0.10
Net tangible book value per share after offering	$(0.0161)
Capital contributions	$25,000
Percentage of capital contributions	85.8%
Number of shares after offering held by public investors	250,000
Percentage of ownership after offering	5.7%

PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICEERS AND DIRECTORS

This is a “self-underwritten” offering, which means the Shares will be sold by A. Terry Ray and Janel Ray, our officers and directors; no underwriters will be engaged to sell the Shares. This Prospectus is part of a registration statement filed with the U.S. Securities and Exchange Commission that permits our officer and director to sell the Shares directly to the public, with no commission or other remuneration payable to him for any Shares he sells. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with any underwriter, broker or dealer.

Ms. A. Terry Ray and Ms. Janel Ray, our officers and directors will sell the shares and intend to offer them to friends, family members and acquaintances and will receive no remuneration of any kind for his services. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration provisions, as set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Ms. A. Terry Ray and Ms. Janel Ray will not register as a broker-dealer to sell shares in this offering, pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer.

a.	Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

b.	Our officers and directors will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Our officers and directors are not, and will not be at the time of his participation in the offering, an associated person of a broker-dealer; and

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d.	Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they:

●	primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and

●	are not brokers or dealers, or been an associated person of a broker or dealer, within the preceding twelve months; and

●	have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Neither A. Terry Ray nor Ms. Janel Ray will purchase any Shares in this offering.

TERMS OF OFFERING

The 1,000,000 shares will be sold at the fixed price of $.10 per share until the completion of this offering. There is no minimum amount of subscription required per investor and subscriptions, once received, are irrevocable. The offering price of the Shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

This offering will commence on the date of this prospectus and continue for a period not to exceed 180 days (the Expiration Date).

This is a “best efforts” offering and, as such, we will be able to spend any of the proceeds from this offering as the shares are sold and the proceeds are received.

PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us.

Subscriptions, once received by us are irrevocable. All checks for subscriptions should be made payable to “Carriage House Event Center, Inc.”

DESCRIPTION OF OUR BUSINESS

OVERVIEW

Carriage House Event Center, Inc.

Since 2010, the Company has been developing a concept of an Event Center which would include a number of other services and businesses at the same location. Years of research in numerous categories pertaining to event centers has been done.

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HISTORY

Carriage House Event Center, Inc. was incorporated in the State of Colorado on June 26, 2010 On September 11, 2018, we formed a wholly owned subsidiary company, Blue Carriage Events, Inc. a Colorado corporation. None of our operations are conducted through this entity.

“Event” and “Event Center”.

Whether it be a wedding reception, business meeting, corporate party, convention, sports party, birthday party, Bar Mitzvah, or another type of event where there is a group of people. It involves anything from a small group to a very large crowd.

An “Event Center” can be any operating facility capable of hosting events of various sizes, from a restaurant with large meeting rooms, or a hotel with a ballroom and a number of meeting rooms, a club building, and many other types of facilities including a building dedicated solely to catering to events. The term “Event Center, however, is usually applied to the latter, a facility solely dedicated to catering to events.

The concept of Carriage House Event Center, Inc. is to provide the first and most unique full-service Event Center in the Denver Area

Wedding receptions, corporate and family events all have in common the need for facilities to service everything from a small group to a very large crowd.

Many venues like restaurants, museums and galleries may include large meeting rooms or ballrooms capable of hosting events ranging in sizes however, the term “event center” usually refers to stand alone spaces dedicated solely to servicing these events.

Each venue has certain advantages and disadvantages, mostly related to size, services offered and experience. They all have in common one major disadvantage:

None offer in house ALL the resources needed to put on a spectacular event.

In the Denver metropolitan area, only a couple of venues have been built specifically as event centers. Most venues offer only basic services of space, tables, and chairs, and some include linen and many are limited to 200 guests or less.

Weddings and wedding receptions, a $200 billion industry, alone involve several service and product industries beyond the venue requiring multiple points of contact, travel, delivery and coordination.

Some include:

Brides’ Clothing &	Travel Agency	Bakery
Accessories	Caterers	Restaurants
Tuxedo Rental	Gift Shop	Wedding Planners
Florist	Music	Limousine Service
Beauty salon	Hotel rooms	Print, Stationary &
Photography	Dry Cleaners	Invitations

THE CONCEPT OF CARRIAGE HOUSE EVENT CENTER IS TO HAVE ALL SERVICES REQUIRED FOR A WEDDING OR OTHER EVENTS IN A SINGLE LOCATION. NOT OWNED BY CARRIAGE HOUSE, BUT EACH INDIVIDAUL BUSINESS LEASING SPACE IN AN ADJACENT LOCATION.

Carriage House Business Development Stages

The following are the goals we desire to achieve following the completion of this offering: We hope to accomplish Phase 1 in the twelve months following this offering.

Phase 1 Complete the offering-Initial Raise: up to $100,000 Objective: Obtain concept drawings and rendering and fundraising.

1. Obtain concept drawings (plans and renderings) via interviews and/or competitive bid process. Estimated cost, $12,000 - $14,000. Estimated time period to complete is four to six weeks.

2. Continue to seek potential locations for the center.

3. Promote the project to developers and contractors for preliminary bids to shore up estimated costs.

4. Promote the project to potential investors.

5. Continue to seek out and interview various companies to participate in the concept, such as weeding dress shops, tuxedo shops, flower shops, limousine service, etc.

6. Raise needed funding to move the project forward. It is estimated that the second round of financing would be up to $2,000,000. This may be done with equity sale of common stock of the company, convertible promissory notes, debt financing, or a combination thereof . There is no assurance that we will be able to raise the additional funds needed to move the project forward, complete the construction of the event center and to start business activity.

Phase 2 Objective: Obtain land and building permit

7. Secure site for the event center.

8. Generate Schematic, Design Development and final working drawings

9. Negotiate development and construction funding

10. Obtain final bids and submit for building permit

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Phase 3 Objective: Complete construction

11. Begin construction

12. Seek out individuals for employment at the Event Center.

13. Begin promotional campaign to secure early bookings.

14. Join various organizations pertaining to event centers, such as:

● National Association of Certified Wedding Planners

● National Association of Event Planners

● National Association of Wedding Professionals

● Wedding International Professionals Association

● National Association for Catering and Events

● Meeting Professionals International

● Association of Certified Professional Wedding Consultants

● Association of Bridal Consultants

● International Association of Venue Managers

15. Design and place advertising and publicity programs.

Phase 4 Objective – to prepare building for public use and open for business.

16, Complete final touches on building and grounds.

17. Obtain Certificate of Occupancy

18. Open to public

It is estimated that construction of the main Event Center building would cost approximately $173/sq. ft. At building is 6,000 sq ft,, the estimated cost would be $1,038,000. We have no way of knowing what the construction cost would be until final architectural plans are submitted for bid.

Potential sites that have been viewed run from $500,000 to $ 1,600,000. No decision has been made as to the site of the Event Center.

The first step toward moving ahead with our business plan for the Event Center is to complete this offering and to become a public company. We believe that being a public company will assist us in raising the additional capital needed to build the Event Center.

Upon completion of this offering and over the following twelve months, we hope to accomplish certain goals toward the Event Center.

The next important step is to complete the conceptual drawings of the event center. Conceptual drawings, along with a comprehensive business plan, including extensive projections will be used to move the concept forward, including raising needed capital. We have interviewed several but have not secured a company to complete the conceptual drawings, but will make a decision upon the completion of this offering. Estimates for the conceptual drawings has ranged from $12,000 to $14,000. The estimated time for the conceptual drawings is four to six weeks.

Emphasis will be placed on the design and construction of the main building of the event center. Other parts of the overall concept, such as the carriage house and shops will be added as time and money allow.

The location for the center will be critical and we will continue to seek the best location. While we have looked at several possibilities, and have taken into consideration such things as zoning laws, traffic patterns, ease of locating, and many other factors.

We will not be able to finalize a location until funds are committed from investors. We have no assurance that we will be able to raise the needed capital.

Final architectural drawings for the Event Center main building cannot be completed until a property location has been determined and additional funds are raised. It is estimated that once started, the architect drawings will take eight to 12 weeks and cost approximately $50,000.00 to $70,000.00.

Once the property is purchased, architect drawings are completed, and proper building permits are secured, construction can began on the main event center building. It is estimated that cost of construction of the main building will take ten to twelve months from start and cost from between $1.1 million to $2.1 million.

Our success in constructing the event center will be totally dependent on whether we can raise the needed capital through investors. If needed capital cannot be raise, the entire project would fail and those investing on this offering could lose their entire investment.

In addition to the construction of the event center, other factors could determine our success. Locating and hiring the right personnel it will take to manage and run an event center will be critical. There are no assurances that we will be able to hire the needed personal.

If only 25% of our offering is completed, it means that we would only receive a net of $25,000. We will use a part of these to have the conceptual drawings completed estimated to be between $12,000.00 to $14,000.

Any amounts raised on this offering over what would be used for the conceptual drawings will be used for operating capital. We will continue to meet with various businesses that would be interested in being a part of the event center concept, such as wedding dress shop, tuxedo shops, flower shops, limousine service, etc. and to make a decision as to which shops will participate in the event center operation.

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RESEARCH

To validate the overall concept, an outside research firm, American Business Institute, was retained first in 2012 and 2013 and again 2018 and 2019 to research and update the following with an emphasis on Weddings: Much of the information came from “The Wedding Report”, “The Knot”, which is the nation’s leading wedding resource and marketplace guide, Denver Clerk and Recorder, and the Colorado Secretary of State. The major topics researched were:

Event Centers in Colorado	Kids dress and suit store	Card shop and printer
Weddings held in Colorado in	Flower shops	Limousine Service
2018 (By County)	Photo studios	Art Galleries
Wedding dress shops	Travel agencies	Massage therapist
Tuxedo shops	Jewelry and gifts stores	Cleaners & laundry
Hotels	Beauty and barbershops	Dance Studio and Instruction
Restaurants	Bakeries

Additional research and in-depth reports consisted of numerous topics, with the major focus on weddings and including the following:

Market Summary

Number of Weddings	Seasonality of Engagements	Demographics by Education
Average Spending per Wedding	Seasonality of Weddings	Demographics by Household
Total Sales	Guest Details	Income
Median Spending & Spending	Online Market	Demographics by Occupation
Range Details	Competitive Landscape	Demographics by Race
Travel Distance	Demographics by Age

Products & Services

Spending Distribution	Gift/s for Parents	Wedding albums/ photo books
Event Planner	Tips (for all services)	Wedding Photographer
Dress Accessories	Wedding Favors	Wedding Videographer
Tuxedo/suit/other Accessories	Ceremony Programs	A La Carte Services
Tuxedo/suit/other rent/purchase	Engagement Announcements	Day of Coordinator
Wedding Dresses	Guest Book	Month of Direction
Hair Service	Invitations & Reply Cards	Ceremony Officiator
Makeup Service	Postage	Accessories
Manicure & Pedicure	Reception Menus	Bar Service
Disk Jockey & MC	Save the Date Cards	Event Food Service
Entertainment lighting	Table and Escort/place Cards	Event Location
Live Band	Thank You Cards	Event Rentals
Musician/s, Soloist, or Ensemble	Bracelet	Hotel Room for After Reception
Bouquets	Earrings	Limo Rental
Boutonnieres, Corsages	Engagement Ring	Other Transportation
Event Decorations	Necklace	Rehearsal Dinner
Event Flowers & Arrangements	Wedding ring/band for her	Wedding Cake/dessert
Event Table Centerpieces	Wedding ring/band for him
Gift/s for Attendants	Digital video or photos
Engagement Session
Photo Booth
Prints and/or Enlargements

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The following are some interesting statistics concerning weddings.

36,840 Weddings held in Colorado in 2018. (The Wedding Report)

$27,646 Average cost of wedding (The Wedding Report)

8,668 Marriage licenses issued in Denver County in 2018 (Denver clerk and recorder)

27, 589 Weddings in surrounding counties (Denver, Larimer, Arapaho, El Paso, Jefferson) (Colorado Secretary of State) This represents approximately 75% of Colorado weddings.

EVENT CENTERS RESEARCHED.

A total of 52 facilities that could hold Events were researched in Colorado and other states, most in the Denver metropolitan area. Many were personally visited by the researchers. Others had submitted their printed literature and others were researched on their websites. Research was centered on the following factors:

Site fees	Cuisine	Off premises catering
Location	Ceremony Capacity	Kosher facilities
Price Range	Outdoor event and capacity	Guest Accommodations
Number of simultaneous affairs	Bridal suite available	Amenities/Services
Capacity	Valet parking	Types of event
In-house planner

Of the “Event Centers” researched most were existing facilities that had been converted into an event center, such as mansions, restaurants, ranches, old homes, churches, hotel, convention halls, and facilities that specialize in other types of functions but would also cater to various events, and others, such as History Colorado center, Downtown Aquarium, Denver Botanic Gardens, Denver Museum of Nature & Science, and others.

There are only a few facilities in Colorado that were originally designed and constructed to be an Event Center.

Other Event Centers were also researched in Utah, Nevada, and Arizona, just for comparison and information purposes.

Major hotels in the Denver metropolitan area such as Hyatt, Radisson, Embassy Suites Best Western, Hilton, Marriott, and some others were also researched. The research for the hotels was limited to receiving their “Wedding Packages” with description of facilities, services and cost.

Of major interest was the “Site Fee”.

“Site Fees” are the fees charged for the rental of the facility for an event and represent the primary revenue source for event venues. In most cases, event centers charge the site fee and then up-charge for additional services or the customer must hire their own caterer, rent needed tables and chairs and other requirements for the event. Often the “site fee” will limit the number of attendees, such as 200, and then charge additional fees for the number over that limit.

The factors that enter into the site fee for each facility include:

●	the number of hours rented
●	the services offered (whether complete services or only the facility.)
●	the day of the week
●	the month of the year
●	number of guests

Generally, the highest priced days for event centers are Friday, Saturday and Sunday. Weekdays are usually less. Holidays are usually more.

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June is the prime season for all event centers for weddings. Most event centers charge more for events in June than in other months. Second highest volume events are in September/October.

Site fees range from $1,000 to as high as $9,000 or more per event

Those event centers that do their own catering charge a low site fee and charge by the head.

In addition to the site frees it is estimated that additional cost of catering, rentals and many other expenses would be an average of $60.00 per person.

The Site Fee for each has been calculated on the high figure, which would be a Saturday in Peak season such as May through October.

We have calculated the fees based on 100 guests and 200 guests per event.

Some event centers that do not do their own catering; (In Denver area)

	Site Fee	100 Guests Site fee plus added fee of $60.00 person	200 Guests Site fee plus added fee of $60.00 person
Cielo Event Center	$8,600	$14,600	$20,600
Summit Event Center	$4000	$10,000	$16,000
Highlands Ranch Mansion	$6,600	$12,600	$18,600
Villa Parker	$7,600	$13,000	$19,600
Grant-Humphreys Mansion	$3,700	$9,700	$15,700
Hudson Gardens	$5,600	$11,600	$17,600
Summit Event Center	$4,000	$10,000	$16,000
Parkside Mansion	$6,000	$12,000	$18,000

Some event centers that do their own catering: (In Denver area)
The Franciscan $55.00 per person	-0-	$5,500	$11,000
Wedgewood Event Center Average per head $77.50	$2,495	$10,245	$15,500
Wellshire Event Center $86.45 Per person	-0-	$17,300	$8,645
Crystal Rose $59.95 per person + $950 site fee	$950	$6,945	$11,900
Manor House $61.00 person Site fee $9,000	$9,000	$15,100	$21,299

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The demand for venues to hold receptions and events has been steadily increasing, as have the number of facilities. Restaurants, golf clubs, museums, universities, community centers, commercial buildings, private clubs, landmark buildings, and hotels converting spaces to respond to the need.

Even so, two key disadvantages remain:

●	Most facilities have the capacity to handle only smaller groups of 200 or less.
●	Most facilities are not equipped to offer wide variety and complete services.

Reasons the majority of clients elected to turn large functions over to event centers and event planners.

●	Ease of planning and execution	●	Number of individuals attending
●	Quality/class of service	●	Atmosphere
●	Value	●	Convenience
●	Location	●	Variety

The CARRIAGE HOUSE EVENT CENTER intends to capitalize on these demands by including all of the established services for events and adding those extra services and capabilities.

Carriage House intends to provide a high quality, efficient and beautiful location in which to hold a wedding reception, event or convention with ease.

Americans love to celebrate. Studies show the thing most people like more than celebrating is not to be the person planning it. Since the late 1980’s, more and more people are turning to event and reception planners. This is a much simpler and more efficient way to achieve the desired results and the flawless event.

In the United States, wedding receptions represent the largest market for all event centers, ball rooms, and country clubs and is a $200 Billion a year market.

To reach the market, Carriage House Event Center will enter into relationships with many of the top event planners and wedding/social coordinators in the Denver area.

Events

While the emphasis will be on weddings, the center will be able to offer complete facilities for all types of events such as:

Corporate Events
Business meetings
Sales training meetings
Team Building
Bar Mitzvahs
Reunions
Theme Parties
Graduation Parties
Award Presentations
Formal Banquets
High School Proms
Fundraising Functions
Charity Events
Special Occasions
Client Functions
Birthdays
Banquets
Lectures
Office Parties

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Carriage House Event Center will position itself as the highest quality, best service event center in the state, pricing will be based on a cost-plus basis and will be geared competitively to produce an aggressive pricing strategy.

To reach this market, Carriage House Event Center will enter into relationships with many of the top event planners, caterers, and wedding/social coordinators in the Denver area.

Unique to the site would be a series of boutique shops allowing for interaction between the Event Center and each shop as well as between the shops themselves. The shops will not be owned by Carriage House, but will each be individually owned and rent space in the shop area near the event center.

The researchers have contacted several such business in the Denver area and while some have expressed an interest in participating, there are no assurances that any of them will rent the facility when constructed.

Brides’ Clothing & Accessories
Tuxedo Rental
Florist
Beauty salon
Photography
Travel Agency
Gift Shop
Dry Cleaners
Bakery

Corporate History and Structure

Carriage House Event Center, Inc. is a development stage company that was incorporated in the State of Colorado on June 26, 2010. We maintain our statutory registered agent’s office in Castle Pines, Colorado,

We have a limited operating history with losses and negative cash flow and have generated no revenues to date. Our only asset as of September 30, 2019 was our cash in the bank of $25,831. At September 30, 2019 we had incurred losses totaling $58,219. As a result, we expect to continue to incur significant losses as we execute our strategies. Our fiscal year end is December 31.

On March 20, 2010, the Company incorporated a subsidiary, Blue Carriage Events, Inc., a Colorado corporation, which is a wholly owned subsidiary of Carriage House Event Center, Inc. None of the operations of the Company are currently conducted under the wholly owned subsidiary.

Contractual Arrangements

The Company has no contractual arrangements at this time.

Marketing

The Company will not commence marketing until construction of the event center is completed. There is no assurance that we will be able to complete the event center.

Sources of Revenue and Distribution Methods

Upon completion of the event center, if completed, revenue will be derived from the site fee, catering, wedding ceremonies charges, services and rental of equipment.

Pricing

Each event center in the metropolitan Denver area charges different fees, depending on a number of circumstances, including services offered, number of attendees, and other factors. Carriage House Event Center intends to be competitive with those event center in the same geographic area.

COMPETITION

There are over 40 facilities acting as event centers of various types in the Denver metropolitan area. These facilities include those that were constructed to be an event center, older buildings such as homes, restaurants, churches converted into an event center. In addition, hotels with event facilities, restaurants with rooms for events, golf clubs, museums, community centers special facilities open to the public.

There is no assurance that we will be able to compete with the existing event centers and those that hold events of all kinds, and new event centers that may be built in the future.

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Many of our current and potential competitors may have advantages over us including:

●	Longer operating histories and greater market presence,

●	Better name recognition,

●	Access to larger customer bases,

●	Economies of scale and cost structure advantages, and

●	Greater sales and marketing, programming, distribution, technical, financial and other resources.

.

These competitors also have established or may establish financial or strategic relationships among themselves or third parties. In addition, some of our competitors have used or may use aggressive pricing or promotional strategies, have stronger relationships on more favorable terms with retail outlets. These relationships may affect the ability of potential customers to purchase our products.

GOVERNMENT REGULATION

The event center will be governed only by city and county rules and regulations. There is no federal government regulations that would apply to our event center.

EMPLOYEES

As of the date of this Prospectus we employ only our president, A. Terry Ray and our Secretary, Janel Ray. They are not receiving any salary for their participation. The company has, since 2012, used an outside consultant to do research on the overall concept. It is anticipated that when the event center is constructed, a number of employees will need to be hired. There can be no assurance that the needed employees can be found and hired.

TRADEMARKS/TRADE NAMES/INTELLECTUAL PROPERTY

We have no registered trademarks or other intellectual property as of the date of this Prospectus.

PROPERTY

The company owns no property at this time. We operate from our offices at 6521 Ocaso Drive, Castle Pines, CO 80108, and telephone (303) 730-7939. This space consists of approximately 200 square feet of office space. Our President provides this space to us on a rent-free basis. Management believes that this space will meet our needs for the foreseeable future.

LEGAL PROCCEDINGS

We are unaware of any pending or threatened litigation by or against us.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to apply to have our common stock listed for quotation on the OTC Markets. As we cannot predict when these registrations will be completed or if they will be accepted, we cannot predict if, or even when, active trading will commence. We have no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of our securities.

PENNEY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitutes penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

●	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

●	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;

●	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

●	contains a toll-free telephone number for inquiries on disciplinary actions;

●	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

●	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

●	the bid and offer quotations for the penny stock;

●	the compensation of the broker-dealer and its salesperson in the transaction;

●	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

●	monthly account statements showing the market value of each penny stock held in the customer’s account.

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In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Holders of Our Common Stock

Currently, we have four (4) holders of record of our common stock.

Dividends

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

REGULATION M

Our officers and directors, who will offer and sell the Shares in this offering, is aware that they are required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes officers, directors, sales agents, any broker-dealer or other person who participates in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

Upon completion of this offering, we will be subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish unaudited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULT OF OPERATIONS OR PLAN OF OPERATION

Some of the information in this Prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. You should read statements that contain these words carefully because they:

●	discuss our future expectations;

●	contain projections of our future results of operations or of our financial condition; and

●	state other “forward-looking” information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “RISK FACTORS” and “DESCRIPTION OF BUSINESS” and elsewhere in this Prospectus.

Overview

Carriage House Event Center (“we,” “our” or the “Company”) was incorporated in the State of Colorado on June 26, 2010. On September 11, 2018, we formed Blue Carriage Events, Inc. in the State of Colorado as our wholly owned operating subsidiary. To date we have generated no revenue from our business operations. Furthermore, as we are still in the development stage and expect to operate at a loss as we grow our business. There is little historical financial information about our Company upon which to base an evaluation of our performance or to make a decision regarding an investment in our shares. We cannot guarantee that we will be successful in our business operations or that we will achieve significant, if any, level of market acceptance for our proposed business operations and product. Our business could be subject to any or all of the problems, expenses, delays and risks inherent in the establishment of a new business enterprise, including limited capital resources, possible changes in consumer interest, possible cost overruns due to price and cost increases in services we require. Therefore, we cannot guarantee we will be able to achieve or maintain profitable operations. Further, there is no assurance that we will not encounter unforeseen difficulties that may deplete our capital resources more rapidly than anticipated. See “Risk Factors.”

Our primary focus is to develop an event center with many services that other event centers do not provide.

While several years of extensive research has been completed involving every phase of an event center and the wedding industry, there is no assurances that we will be able to raise the needed capital to build the event center.

Until such an event center is build and functioning, the company will have no revenue stream. There are no assurances that, when built, the company will be successful in its business ventures.

We have never been subject to any bankruptcy proceeding.

Our executive offices are located at 6521 Ocaso Drive, Castle Pines, Colorado, 80108, Our telephone is 303-730-7939.

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RESULTS OF OPERATIONS

Comparison of Results of Operations for the years ended December 31, 2019 and 2018

Since our inception, we have not generated any revenues.

As we have disclosed elsewhere in this Prospectus, during 2019 and 2018 our operating expenses has been derived from loans from related parties.

We are counting on the proceeds of this offering only to assist in completing one phase of the development of our business plan, which would include drawings of the event center and gardens to be used for promotional purposes in raising additional capital. However, even if all of the Shares offered herein are sold, of which there is no assurance, we still may not have sufficient capital to institute a successful fund raising campaign and will continue to rely upon related parties for our business. See “Use of Proceeds” and “Certain Relationships and Related Transactions.”

Operating expenses during the year ended December 31, 2019 were $37,883, compared to $5,170 during the year ended December 31, 2018, an increase of $32,713, which was attributable to increased professional fees.

As a result, we incurred a net loss of $37,883 for the year ended December 31, 2019

Liquidity and Capital Resources

At December 31, 2019, we had $32,688 in cash and cash equivalents.

Net cash used in operating activities was $37,883 during the year ended December 31, 2019. compared to $5,176 during the similar period in 2018. We anticipate that overhead costs in current operations will increase in the future as a result of our anticipated increase in being a public company.

Promissory notes issued from inception that are still outstanding:

NOTE 1 - On August 6, 2010, the Company issued convertible notes payable to American Business Services, Inc., a related party in the total amount of $2,000. This note was paid in full on December 30, 2012.

NOTE 2 - On December 31, 2012, the Company issued a promissory note in the amount of $7,000 to Terayco Enterprises, Ltd. The note had a maturity date of December 31, 2014 and were to pay zero interest through December 31, 2013, at which point an annual interest rate of 4% was to become effective until maturity. The notes were convertible at the holders’ discretion to shares of our common stock at a conversion ratio of $0.01 per common share; the notes were convertible into an aggregate total of 700,000 shares of common stock.

On December 31, 2013, the note was amended making the maturity date to be December 31, 2018 and making the note non-convertible. For extending the maturity date and making the note non-convertible, Terayco was issued a total of 50,000 shares of the authorized but unissued shares of common stock of the Company. On December 31, 2018, the note was amended a second time making the maturity date to be December 31, 2020 and the interest to start on December 31, 2020. Terayco Enterprises, Inc. is controlled by Phil E. Ray, husband of A. Terry Ray, our President.

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NOTE 3 - On December 31, 2014 Terayco Enterprises, Ltd had loaned the Company a total of $14,000.00 and a promissory note was made for that amount. The note was convertible at $0.01 per share for 1,400,000 shares of common stock, and the note was to mature on December 31, 2016 and had interest due on December 31, 2015 at 4% per annum. The note was amended on December 31, 2015 and interest to start on December 31, 2018 at 4%.

For extending the maturity date and the interest date due, The Company issued a total of 50,000 shares of common stock to Terayco. On December 31, 2018, the note was again amended extending the maturity date and interest due date to December 31, 2020.

NOTE 4 - A. Terry Ray, our president and sole director loaned the Company $1,000.00 for operating capital and on June 22, 2015 a promissory note was issued in the amount of $1,000.00 with a maturity and interest due date of December 31, 2018. The note was amended on December 31, 2018 to make the maturity date and interest start date to be December 31, 2020.

NOTE 5 - On July 15, 2015, a promissory note in the amount of $5,500.00 was made to Terayco Enterprises, Ltd. for monies that Terayco had loaned to the company for working capital. The note was to mature on December 31, 2018 and interest to start on December 31, 2018. The note was amended on December 31, 2018 to make the maturity date to be December 31, 2020 and the interest to start on December 31, 2020.

NOTE 6 – On December 31, 2017 a promissory note was made to Terayco Enterprises, Ltd. in the amount of $300.00 for monies loaned to the Company. This note was paid in full on November 20, 2018.

NOTE 7 – On February 26, 2018 a promissory note was issued to Terayco Enterprises, Ltd for money loaned to the company. The note was to mature on December 31, 2018 and interest to start on December 31, 2019. On November 1, 2019, the note was amended to make the maturity date December 31, 2020 and the interest to start on December 31, 2020.

NOTE 8 – On September 11, 2018 a promissory note was made to A. Terry Ray, our president, in the amount of $14,000 for money loaned to the company. The note was to mature on December 31, 2019 and interest to start on December 31, 2019. On November 1, 2019, the note was amended to make the maturity date to be December 31, 2020 and the interest to start on December 31, 2020.

NOTE 9 – On July 2, 2019, a promissory note was made to A. Terry Ray in the amount of $5,000.00 for money loaned to the company. The maturity date of the note was December 31, 2019 and the interest is to start on December 31, 2019. On November 10, 2019, the note was amended to make the maturity date to be December 31, 2020 and the interest to start on December 31, 2020.

NOTE 10 – On September 10, 2019 a promissory note was made to A. Terry Ray in the amount of $33,000.00 for money loaned to the Company. The maturity date of the note is December 31, 2020 and the interest is to start on December 31, 2020.

No outstanding note is convertible into common stock.

No interest on any promissory note was due as of September 30, 2019.

The total of the promissory notes as of December 31, 2019 is $103,500.00

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While no assurances can be provided, given our current capital resources and our anticipated lack of revenue stream, we believe that we can operate for at least the next 12 months even without the proceeds from this offering. This belief is based on the fact that our current overhead expenses are very low, and our management does not receive compensation. We commenced operations in 2010 and as of the date of December 31, 2019, we have shareholder deficit of $70,812. To date, our revenues from loans have sustained us. The purpose of this offering is to raise additional funds for furthering our business plan. While there are no assurances, we believe that the services we intend to offer will be welcomed by the business community, especially in the niche in which we concentrate our business efforts.

As of the date of this Prospectus we have been able to meet our financial obligations from our operations from loans to the Company. As a result of our becoming a reporting company we anticipate that our operating expenses will increase, specifically for accounting and legal services. We estimate that the minimum additional dollar amount we will require to for the next twelve (12) months applicable to these additional costs will be approximately $20,000, including approximately $10,000 in annual accounting expense and $10,000 in legal and other compliance matters, provided no extraordinary costs are incurred because we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. We plan to cover these expenses through the use of the proceeds of this offering and, if needed, from additional loans to the Company. There are no assurances we will raise sufficient funds, either from this offering or from loans from affiliates. In the event we are unable to generate additional revenues, our management has indicated that they are willing to make interest free loans to us to allow us to meet these obligations.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls. We will be not be required to comply with the internal control requirements of the Sarbanes-Oxley Act until we either are required to file an annual report pursuant to section 13(a) or 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) for the prior fiscal year or if we had filed an annual report with the Commission for the prior fiscal year.

When and if we do become subject to the internal control requirements of the Sarbanes-Oxley Act we may incur significant expense in meeting our public reporting responsibilities because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operations. Becoming compliant may take longer than we expect, which may increase our exposure to financial fraud or erroneous financing reporting.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

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CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Critical accounting estimates – The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The following represents a summary of our critical accounting policies, defined as those policies that we believe are the most important to the portrayal of our financial condition and results of operations and that require management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.

Accounting Basis

We use the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting). We have adopted a December 31 fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates, and such differences may be material to the consolidated financial statements.

Stock-Based Compensation

In December 2004, the FASB issued FASB Accounting Standards Codification No. 718, Compensation – Stock Compensation. Under FASB Accounting Standards Codification No. 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. The Company applies this statement prospectively.

Equity instruments (“instruments”) issued to other than employees are recorded on the basis of the fair value of the instruments, as required by FASB Accounting Standards Codification No. 718. FASB Accounting Standards Codification No. 505, Equity Based Payments to Non-Employees defines the measurement date and recognition period for such instruments. In general, the measurement date is when either a (a) performance commitment, as defined, is reached or (b) the earlier of (i) the non-employee performance is complete or (ii) the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in the FASB Accounting Standards Codification.

Inflation

We do not believe that inflation had a material effect on our results of operations during the twelve month period ended December 31, 2019.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director is elected for the term of one year, and until his or her successor is elected and qualified, or until his earlier resignation or removal. The name, address, age and position of our officers and directors are as follows:

Name	Address	Age	Position(s)

A. Terry Ray	6521 Ocaso Drive, Castle Pines, CO 80108	74	Chief Executive Officer, President, Director

Janel Ray	3550 Fennel Street, Castle Rock, CO 80109	44	Secretary, Treasurer

The persons named above are expected to hold said offices/positions until the next annual meeting of our stockholders.

Resumes

Alice Terry Ray-President

Ms. Ray was appointed President, Chief Executive Officer, and a director of the Company on December 5, 2012. Ms. Ray has served as the corporate Secretary of a number of public and private corporations and the Administrative Assistant or Secretary to presidents of several companies for many years. Since 1991, she has served as a Director and the Secretary of American Business Services, Inc. She has also served a Secretary and Director of VentureVest Capital Corporation, a venture capital firm in Colorado. From 1995 to January 2004, she was employed as a Senior Administrator for Denver Reserve, Inc., a premier leader of Health Benefit Administration, located in Littleton, Colorado, engaged in pre-tax benefit plans. Ms. Ray has served in various administrative positions in her community for many years. Ms. Ray attended the University of Nevada-Las Vegas, majoring in business administration, from 1963 to 1965.

Janel L. Ray, Secretary, Treasurer.

Ms. Ray was first elected to serve as Secretary of the Corporation on June 28, 2010. She resigned that position on December 28, 2015 to pursue other opportunities. On March 4, 2018 she was again appointed to serve as Secretary, Treasurer of the Company. Ms Ray served as Secretary and Director of Frontier Digital Media Group, Inc. a public Company, from September 11, 2011 to May 4, 2018, when she resigned. Over the years she has worked in various positions of sales, product development, and consulting within those positions. She also had part time employment for catering and event planning companies in the Denver, Colorado area. She is adept in the Adobe programs Photoshop, Illustrator, After Effects, Premier Pro, and Encore which are used in the development of videos and commercials. From 2007-2011 Ms. Ray owned and operated a vinyl lettering business in which she developed the website and all marketing, created and produced the product through digital design, handled sales and finances, and all customer service. From 1997-1999 Ms. Ray acquired dental knowledge as a dental assistant. Ms. Ray has held various small positions throughout the past 20 years which have given her experience in customer assistance and service, digital design, and bookkeeping. Mr. Ray devotes approximately 20 hours per week to our business.

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Family Relationships

Janel Ray, our Secretary/Treasurer is the daughter of A. Terry Ray, our CEO, President and Director.

Board Committees; Corporate Governance

Our Board of Directors acts as our Audit Committee and the Board has no separate committees. We expect our Board of Directors to appoint an audit committee, a nominating committee and a compensation committee and to adopt charters relative to each such committee in the near future. We intend to appoint such persons to committees of the Board of Directors as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange, although we are not required to comply with such requirements until we elect to seek listing on a national securities exchange.

EXECUTIVE COMPENSATION

REMUNERATION

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our executive officers. We do not currently have an established policy to provide compensation to members of our Board of Directors for their services in that capacity, although we may choose to adopt a policy in the future.

Summary Compensation Table

		Salary	Bonus	Option Awards	All Other Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)

A. Terry Ray	2018	–	–	–	–	–
Chief Executive Officer and Director	2019	–	–	–	–	–
Janel L. Ray, Secretary/Treasurer	2019	–	–	–	–	–

Compensation of Directors

Our directors are currently not being compensated and we expect no compensation to be paid for the foreseeable future. Although no payments to Directors have been made, they may be reimbursed for actual expenses incurred for each meeting of the Board that they attend.

Stock Plan

We have not adopted a stock plan but may do so in the future.

Employment Agreements

None of our executive officers are party to any employment agreement with us.

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Director Independence

Our securities are not currently traded on any public exchange and as such, we are not currently subject to corporate governance standards of listed companies, which require, among other things, that the majority of the board of directors be independent. We are not currently subject to corporate governance standards defining the independence of our directors, and we have chosen to define an “independent” director in accordance with the NASDAQ Global Market’s requirements for independent directors.

Under the NASDAQ rules, our current director does not qualify as an independent director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of the date of this Prospectus the total number of shares owned beneficially by our sole director and officer as well as all present owners of 5% or more of our total outstanding shares. The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we cannot guarantee. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

		Number of Shares	Percentage of Outstanding Common Shares
Name and Address (1)	Title of Class	Beneficially Owned	Prior to Offering	After Offering**
A. Terry Ray, CEO & Director 6521 Ocaso Drive Castle Pines, Colorado 80108	Common	4,100,000	96.4%	77.6%

Janel Ray, Treasurer & Secretary 3550 Fennel Street Castle Rock, Colorado 80109	Common	20,000	*	*

Officers and Directors as a group (2 persons)	Common	4,120,000	96.8%	78.1%

* Less than one percent

* Based on 1,000,000 shares sold in the offering

Future Sales by Existing Stockholders

A total of 4,150,000 shares have been issued to the existing stockholders. They are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing six months after their acquisition.

Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We operate from our offices at 6521 Ocaso Drive, Castle Pines, Colorado, 80108, A. Terry Ray, our President/CEO provides this space to us on a rent-free basis.

On December 5, 2012, A. Terry Ray acquired 4,000,000 shares of our common stock from Catherine Ray, the founder of the company. A. Terry Ray is the sister-in-law of Catherine Ray. There was no compensation paid for the stock.

Over the years, the company has retained American Business Institute to do research of the Event Center Concept. Through September 20, 2019, the company has paid American Business Services a total of $29,100 for consulting. American Business Institute is owned by Darin L. Ray, the son of A. Terry Ray.

In support of our efforts and cash requirements, we may rely on advances from related parties until such time that we can support our operations or we attain adequate financing through sales of our equity or traditional debt financing. From inception to December 31, 2019 our president has loaned the Company a total of $103,500.

There have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

DESCRIPTION OF SECURITIES

Common Stock

There are 45,000,000 shares of Common Stock, $0.001 par value, authorized, with 4,150,000 shares issued and outstanding. There are 5,000,000 shares of Preferred stock authorized, none of which is issued and outstanding.

The holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore, subject to any preferential dividend rights of outstanding Preferred Stock, which may be authorized and issued in the future. Upon a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive ratably the net assets available after the payment of all debts and other liabilities, and subject further only to the prior rights of any outstanding Preferred Stock which may be authorized and issued in the future. The holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of Common Stock are, and the shares offered herein will be, when issued and paid for, fully paid and non-assessable. Cumulative voting in the election of directors is not permitted and the holders of a majority of the number of outstanding shares will be in a position to control the election of directors at a general shareholder meeting and may elect all of the directors standing for election. We have no present intention to pay cash dividends to the holders of Common Stock.

Transfer Agent and Registrar

We have not retained a transfer agent as of the date of this Prospectus but intend to retain the same in the foreseeable future for our Common Stock.

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SHARES ELIGIBLE FOR FUTURE SALE

In the event our Common Stock is approved for trading in the future, of which there can be no assurance, market sales of shares of our Common Stock after this offering and from time to time, and the availability of shares for future sale, may reduce the market price of our Common Stock. Sales of substantial amounts of our Common Stock, or the perception that these sales could occur, could adversely affect prevailing market prices for our Common Stock and could impair our future ability to obtain capital, especially through an offering of equity securities. After the effective date of the registration statement of which this Prospectus is a part, all of the shares sold in this offering, will be freely tradable without restrictions or further registration under the Securities Act, unless the shares are purchased by our affiliates. After the effective date of the registration statement of which this Prospectus is a part, all of the shares sold in this offering, constituting 1,000,000 shares, will be freely tradable without restrictions or further registration under the Securities Act, unless the shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act. The balance of 4,150,000 shares which are not being registered and which are owned by our management and affiliates will be eligible for sale pursuant to the exemption from registration. However, sale of these shares are limited to selling only 1% of our issued and outstanding shares every 90 days.

If our application to trade our Common Stock on the OTCQB is approved, of which there can be no assurance, it is anticipated that our Common Stock will be considered a “penny stock” and will continue to be considered a penny stock so long as it trades below $5.00 per share and as such, trading in our Common Stock will be subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a “penny stock,” including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities. In addition, few broker or dealers are likely to undertake these compliance activities. Other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market. See “RISK FACTORS.”

Rule 144

Rule 144, adopted by the Securities and Exchange Commission pursuant to the Securities Act of 1933, generally provides an exemption for the resale or privately offered securities provided the conditions of the rule are met, which include, among other limitations, that the securities be held for a minimum of six months due to the fact that we expect to be a reporting company pursuant to the Securities Exchange Act of 1934, as amended. Consequently, our shareholders who are affiliates and whose shares are not being registered as part of the registration statement we have filed with the SEC (of which this Prospectus is a part) may not be able to avail themselves of Rule 144 or otherwise be readily able to liquidate their investments in the event of an emergency or for any other reason, and the shares may not be accepted as collateral for a loan. If such non-affiliate has owned the shares for at least six months, he or she may sell the shares without complying with any of the restrictions of Rule 144 once we are deemed a reporting company.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Company or any of its parents or subsidiaries. Nor was any such person connected with the Company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

LEGAL MATTERS

The validity of the Common Stock offered hereby will be passed upon by The Law Offices of Barnett & Linn, Calabasas, California.

EXPERTS

Our financial statements as of and for the years ended December 31, 2019 and 2018 included herein, have been audited by BF Borgers CPA PC, Lakewood, Colorado, independent registered public accountants, as indicated in their report with respect thereto, and are in reliance upon the authority of said firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ADDITIONAL INFORMATION

We have filed this registration statement on Form S-1, including exhibits, with the SEC with respect to the shares being offered in this offering. This Prospectus is part of the registration statement, but it does not contain all of the information included in the registration statement or exhibits. If and when the SEC declares our registration statement effective, we will begin filing reports pursuant to the Securities Exchange Act of 1934, as amended. For further information with respect to our Common Stock, and us we refer you to the registration statement and to the exhibits and schedules to the registration statement. Statements contained in this Prospectus as to the contents of any contract or any other document referred to herein are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You may inspect a copy of the registration statement without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, 100 F. St. NE, Washington, D.C. 20549, upon payment of fees prescribed by the SEC. The SEC maintains a worldwide website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov. The SEC’s toll free investor information service can be reached at 1-800-SEC-0330.

FINANCIAL STATEMENTS

The audited financial statements for the fiscal years ending December 31, 2019 and 2018 are set forth on pages F-1 through F-26.

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Index

to

Financial Statements for the Years Ended

December 31, 2019 and 2018

F-1

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Carriage House Events Center, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Carriage House Events Center, Inc. as of December 31, 2019 and 2018, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company’s auditor since 2019

Lakewood, CO

January 27, 2020

F-2

Carriage House Events Center, Inc.

BALANCE SHEETS

	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$32,688	$8,571
Total current assets	32,688	8,571
Total assets	$32,688	$8,571
LIABILITIES
Current liabilities:
Accounts payable and accrued liabilities	$—	$—
Loan from related party [note 3]	—	—
Total current liabilities	—	—
Related party debt long-term [note 4]	103,500	41,500
Total liabilities	103,500	41,500
Commitments and contingencies [note 7]
EQUITY
Common stock, par value of $0.001, 50,000,000 shares authorized and 4,150,000 and 4,150,000 shares issued and outstanding in 2019 and 2017, respectively	4,150	4,150
Deficit accumulated during the development stage	(74,962)	(37,079)
Total equity (deficit)	(70,812)	(32,929)
Total liabilities and equity	$32,688	$8,571

The accompanying notes are an integral part of these financial statements

F-3

Carriage House Events Center, Inc.

STATEMENTS OF OPERATIONS

	Years ended December 31,
	2019	2018
EXPENSES
General and administrative	$37,883	$5,176
Total expenses	37,833	5,176
Loan from related party forgiven [note 3]	—	(400)
Net loss before income taxes	(37,883)	(4,776)
Income tax expense (benefit)	—	—
Net loss	$(37,883)	$(4,776)
Net loss per share	$(0.00913)	$(0.00115)
Weighted average shares outstanding	4,150,000	4,150,000

The accompanying notes are an integral part of these financial statements

F-4

Carriage House Events Center, Inc.

STATEMENTS OF CASH FLOWS

	Years ended December 31,
	2019	2018
OPERATING ACTIVITIES
Net loss	$(37,883)	$(4,776)
Adjustments to reconcile net loss to net cash used in operating activities:
Loan from related party forgiven [note 3]	—	(400)
Cash used in operating activities	(37,883)	(5,176)
INVESTING ACTIVITIES
Loan to related party [note 3]	—	—
Cash provided by investing activities	—	—
FINANCING ACTIVITIES
Loan from related party [note 3]	—	—
Increase in related party debt [note 4]	62,000	13,700
Cash provided by financing activities	62,000	13,700
Net increase (decrease) in cash and cash equivalents	24,117	8,524
Cash and cash equivalents, beginning of year	8,571	47
Cash and cash equivalents, end of year	$32,688	$8,571
SUPPLEMENTAL INFORMATION
Interest Paid	$—	$—
Income Taxes Paid	$—	$—

The accompanying notes are an integral part of these financial statements

F-5

Carriage House Events Center, Inc.

STATEMENTS OF STOCKHOLDERS’ EQUITY

	Common Stock
	Shares	Amount	Deficit	Total
Balance, December 31, 2017	4,150,000	$4,150	$(32,303)	$(28,153)
Net loss for year	—	—	(4,776)	(4,776)
Balance, December 31, 2018	4,150,000	$4,150	$(37,079)	$(32,929)
Net loss for year	—	—	(37,883)	(37,883)
Balance, December 31, 2019	4,150,000	$4,150	$(74,962)	$(70.812)

The accompanying notes are an integral part of these financial statements

F-6

1.	Nature of Business

Carriage House Events Center, Inc. (the “Company” or “We”) was incorporated under the laws of the State Colorado on June 26, 2010. The Company is developing its planned principal operations.

A new corporation Blue Carriage Events, Inc. (“Blue Carriage”) was formed under the laws of the State of Colorado in September 2018. Blue Carriage issued the Company 100 shares and is a wholly owned subsidiary of the Company. During the year ended December 31, 2019 Blue Carriage has had no transactions and has no bank account.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The financial statements of the Company have been prepared in accordance with United States generally accepted accounting principles (“US GAAP”) and are reported in United States dollars.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as well as disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash is comprised of cash on hand or on deposit in banks. The Company considers cash and all highly liquid investments with original maturities of three months or less to be cash and cash equivalents. The Company had cash and cash equivalents of $32,688 and $8,571 at December 31, 2019 and 2018, respectively.

Concentrations of Credit Risk

The Company maintains its cash in bank accounts with the same financial institution. At December 31, 2019 and 2018, the company’s cash reserves did not exceed insurance limits.

Loss per Common Share

Basic loss per share is determined by dividing the net loss attributed to common shareholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects the potential dilution that could occur if securities and other contracts to issue common stock were exercised or converted into common stock. As of the financial statement dates, no potentially dilutive securities or debt arrangements existed.

Income Taxes

The Company accounts for income taxes under the provisions of ASC-740 “Accounting for Income taxes.” ASC-740 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

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In addition ASC-740 seeks to reduce the diversity in practice associated with certain aspects of recognition and measurement related to accounting for income taxes and has analyzed filing positions in all of the federal and state jurisdictions where it is required to file income tax returns, as well as all open tax years in these jurisdictions. The Company has identified its federal tax return and our state return in Colorado as “major” tax jurisdictions as defined. The Company believes that its income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material adverse effect on our financial condition, results of operations, or cash flow. Therefore no reserves for uncertain income tax positions have been recorded.

From inception to the present, the Company has been treated as a C Corporation for tax purposes and has a tax provision with a full valuation allowance.

Going Concern

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. The Company has incurred losses since inception and has used mainly related party loans to finance activities during the period from June 26, 2010 (inception) through December 31, 2019, with no resulting revenues. The Company does not have sufficient working capital for its planned activity, and to service its debt, which raises substantial doubt about its ability to continue as a going concern. The Company’s ability to achieve a level of profitable operations and/or additional financing impacts the Company’s ability to continue as it is presently organized. Management continues to develop its planned principal operations. Should management be unsuccessful in its operating activities, the Company may substantially curtail or terminate its operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Recently Issued Accounting Pronouncements

There are several new accounting pronouncements issued by the Financial Accounting Standards Board (“FASB”) which are not yet effective. Each of these pronouncements, as applicable, has been or will be adopted by the Company. As of December 31, 2019, none of these pronouncements are expected to have a material effect on the financial position, results of operations or cash flows of the Company.

3.	Loans to/from Related Party

During 2017 related parties loaned the Company $150. The loans have no specific terms for repayment or interest. The loan was forgiven during 2018.

During 2016 related parties loaned the Company $250. The loans have no specific terms for repayment or interest. The loan was forgiven during 2018.

4.	Related Party Debt

The Company has entered into promissory notes (each a “Note” and collectively the “Notes”) with related parties Terayco Enterprises, LTD. (“Terayco”) and A. Terry Ray (“Terry Ray”). Terayco (the “Holder”) is a corporation owned by the principal shareholder of the Company. Terry Ray (the “Holder”) is the principal shareholder of the Company.

As at December 31, 2019, the Company was indebted to Terayco and Terry Ray in the aggregate principal amount of $103,500 (December 31, 2018 - $41,500).

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The following table summarizes the issue period of each outstanding note:

	December 31, 2019	December 31, 2018
December 31, 2012	$7,000	$7,000
December 31, 2014	14,000	14,000
December 31, 2015	6,500	6,500
December 31, 2017	—	—
December 31, 2018	14,000	14,000
December 31, 2019	62,000	—
Total Related Party Debt	$103,500	$41,500

The following table summarizes the maturity dates of the Notes issued and outstanding as of December 31, 2019 and December 31, 2018:

	December 31, 2019	December 31, 2018
December 31, 2020	$103,500	$41,500
Total Related Party Debt	$103,500	$41,500

The details of each note by the year of issue is as follows:

2012:

●	A convertible promissory note was issued to Terayco on December 31, 2012 in the amount of $7,000. The Note was amended December 31, 2013.

At the time of issue, the terms of the Note were it matured two years from the date of issuance at which time the outstanding principal amount of the Note and all accrued and unpaid interest thereon was due and payable by the Company. The Note is interest free for the first year from issuance, after which time it bears interest at the rate of 4% per annum. Interest is accrued and compounded monthly and becomes payable on the maturity date.

The principal amount of the Note may be prepaid by the Company, in whole or in part without premium or penalty, at any time. Upon any prepayment of the entire principal amount of the Notes, all accrued but unpaid interest shall be paid to the Holder on the date of prepayment.

The Note becomes due and payable immediately upon the failure by the Company to pay within five (5) days of the due date of any amount of the principal or accrued interest on the Note.

The unpaid principal on these Notes shall be convertible, at the sole and exclusive option of the Holder, prior to the payment in full of the principal and interest outstanding under the Notes into common stock of the Company. The Holder of the Note must give ten (10) days advanced written notice to the Company of its intention to convert the Note, unless agreed to otherwise by the parties. The number of shares issuable upon any optional conversion hereunder, whether the entire Note or any part thereof, shall be equal to that number of shares of common stock of the Company that results from dividing the amount of the Note to be converted by $0.01 per share, unless agreed to otherwise by the Note Holder and the Board of Directors of the Company.

At December 31, 2013 the Company entered into an agreement with Terayco to issue 50,000 shares, at par value of $.001 of common stock of the authorized but unissued stock of the company to amend the $7,000 note to remove the optional conversion and extend the maturity date and the interest date to December 31, 2018. The shares were issued February 15, 2014 (note 5).

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The note was further amended at December 31, 2018 to extend the maturity date and the interest date to December 31, 2020.

2014:

●	A convertible promissory note was issued to Terayco on December 31, 2014 in the amount of $14,000.

At the time of issue, the terms of the Note were it matured two years from the date of issuance at which time the outstanding principal amount of the Note and all accrued and unpaid interest thereon is due and payable by the Company. The Note is interest free for the first year from issuance, after which time it bears interest at the rate of 4% per annum. Interest is accrued and compounded monthly and becomes payable on the maturity date.

The principal amount of the Note may be prepaid by the Company, in whole or in part without premium or penalty, at any time. Upon any prepayment of the entire principal amount of the Notes, all accrued but unpaid interest shall be paid to the Holder on the date of prepayment.

The Note becomes due and payable immediately upon the failure by the Company to pay within five (5) days of the due date of any amount of the principal or accrued interest on the Note.

The unpaid principal on these Notes shall be convertible, at the sole and exclusive option of the Holder, prior to the payment in full of the principal and interest outstanding under the Notes into common stock of the Company. The Holder of the Note must give ten (10) days advanced written notice to the Company of its intention to convert the Note, unless agreed to otherwise by the parties. The number of shares issuable upon any optional conversion hereunder, whether the entire Note or any part thereof, shall be equal to that number of shares of common stock of the Company that results from dividing the amount of the Note to be converted by $0.01 per share, unless agreed to otherwise by the Note Holder and the Board of Directors of the Company.

At December 31, 2015 the Company entered into an agreement with Terayco to issue 50,000 shares, at par value of $.001 of common stock of the authorized but unissued stock of the company to amend the $14,000 note to remove the optional conversion and extend the maturity date and the interest date to December 31, 2018. The shares were issue on January 10, 2016 (note 5).

The note was further amended at December 31, 2018 to extend the maturity date and the interest date to December 31, 2020.

2015:

●	A promissory note was issued to A. Terry Ray on June 22, 2015 in the amount of $1,000.

The note matures December 31, 2018. The note is interest free until December 31, 2018 after which time it will bear interest at the rate of 4% per annum. Interest is accrued and compounded monthly and becomes payable on the maturity date.

The principal amount of the Note may be prepaid by the Company, in whole or in part without premium or penalty, at any time. Upon any prepayment of the entire principal amount of the Notes, all accrued but unpaid interest shall be paid to the Holder on the date of prepayment.

The note was amended at December 31, 2018 to extend the maturity date and the interest date to December 31, 2020.

●	A promissory note was issued to Terayco on July 23, 2015 in the amount of $5,500.

The note matures December 31, 2018. The note is interest free until December 31, 2018 after which time it will bear interest at the rate of 4% per annum. Interest is accrued and compounded monthly and becomes payable on the maturity date.

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The principal amount of the Note may be prepaid by the Company, in whole or in part without premium or penalty, at any time. Upon any prepayment of the entire principal amount of the Notes, all accrued but unpaid interest shall be paid to the Holder on the date of prepayment. The note was amended at December 31, 2018 to extend the maturity date and the interest date to December 31, 2020.

2017:

●	A promissory note was issued to Terayco on December 31, 2017 in the amount of $300.

The note matures December 31, 2019. The note is interest free until December 31, 2019 after which time it will bear interest at the rate of 4% per annum. Interest is accrued and compounded monthly and becomes payable on the maturity date.

The principal amount of the Note may be prepaid by the Company, in whole or in part without premium or penalty, at any time. Upon any prepayment of the entire principal amount of the Notes, all accrued but unpaid interest shall be paid to the Holder on the date of prepayment. This note was repaid to Terayco on November 20, 2018.

2018:

●	A promissory note was issued to Terayco on February 26, 2018 in the amount of $350.

The note matures December 31, 2019. The note is interest free until December 31, 2019 after which time it will bear interest at the rate of 4% per annum. Interest is accrued and compounded monthly and becomes payable on the maturity date.

The principal amount of the Note may be prepaid by the Company, in whole or in part without premium or penalty, at any time. Upon any prepayment of the entire principal amount of the Notes, all accrued but unpaid interest shall be paid to the Holder on the date of prepayment. This note was repaid to Terayco on November 20, 2018.

A promissory note was issued to Terayco on September 11, 2018 in the amount of $14,000. The note matures December 31, 2019. The note is interest free until December 31, 2019 after which time it will bear interest at the rate of 4% per annum. Interest is accrued and compounded monthly and becomes payable on the maturity date.

The principal amount of the Note may be prepaid by the Company, in whole or in part without premium or penalty, at any time. Upon any prepayment of the entire principal amount of the Notes, all accrued but unpaid interest shall be paid to the Holder on the date of prepayment. The note was amended at December 31, 2019 to extend the maturity date and the interest date to December 31, 2020

2019:

●	A promissory note was issued to Terayco on July 2, 2019 in the amount of $5,000.

The note matures December 31, 2020. The note is interest free until December 31, 2020 after which time it will bear interest at the rate of 4% per annum. Interest is accrued and compounded monthly and becomes payable on the maturity date. The principal amount of the Note may be prepaid by the Company, in whole or in part without premium or penalty, at any time. Upon any prepayment of the entire principal amount of the Notes, all accrued but unpaid interest shall be paid to the Holder on the date of prepayment.

●	A promissory note was issued to Terayco on September 10, 2019 in the amount of $33,000.

The note matures December 31, 2020. The note is interest free until December 31, 2020 after which time it will bear interest at the rate of 4% per annum. Interest is accrued and compounded monthly and becomes payable on the maturity date. The principal amount of the Note may be prepaid by the Company, in whole or in part without premium or penalty, at any time. Upon any prepayment of the entire principal amount of the Notes, all accrued but unpaid interest shall be paid to the Holder on the date of prepayment.

●	A promissory note was issued to A. Terry Ray on December 23, 2019 in the amount of $24,000.

The note matures December 31, 2020. The note is interest free until December 31, 2020 after which time it will bear interest at the rate of 4% per annum. Interest is accrued and compounded monthly and becomes payable on the maturity date.

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The principal amount of the Note may be prepaid by the Company, in whole or in part without premium or penalty, at any time. Upon any prepayment of the entire principal amount of the Notes, all accrued but unpaid interest shall be paid to the Holder on the date of prepayment.

5.	Stockholders’ Equity (deficit)

The Company is authorized to issue 50,000,000 shares of common stock, with a par value of $0.001. There were 4,150,000 shares issued as of December 31, 2019 and 2017 respectively.

Upon formation on June 26, 2010, the company issued the founder, Catherine G. Ray, 4,000,000 shares at par value ($4,000) for services rendered to start the company. Par value was used because at this time there were no assets in the company and no value to the company at this time. The shares were subsequently transferred to A. Terry Ray, who is the sole shareholder and President of the Company.

At December 31, 2013 the Company entered into an agreement with Terayco to issue 50,000 shares, at par value of $.001 of common stock of the authorized but unissued stock of the company to amend the $7,000 note to remove the optional conversion and extend the maturity date and the interest date to December 31, 2018. The note was further amended at December 31, 2018 to extend the maturity date and the interest date to December 31, 2020. The shares were issued February 15, 2014.

At March 20, 2015 the Company issued DLR Associates, a related party, 30,000 shares at par value of .001 of common stock of the authorized but unissued stock of the company for services rendered.

At May 18, 2015 the Company issued Janel Dunda, a related party, 20,000 shares at par value of .001 of common stock of the authorized but unissued stock of the company for services rendered.

At December 31, 2015 the Company entered into an agreement with Terayco to issue 50,000 shares, at par value of $.001 of common stock of the authorized but unissued stock of the company to amend the $14,000 note to remove the optional conversion and extend the maturity date and the interest date to December 31, 2018. The note was further amended at December 31, 2018 to extend the maturity date and the interest date to December 31, 2020. The shares were issued January 10, 2016.

6.	Related Party Transactions

During the year ended December 31, 2019 the Company paid $20,980 in consulting fees to a related party (2018 - $4,280).

During the year ended December 31, 2019 the Company entered into promissory notes for $62,000 with a related party (note 4).

During the year ended December 31, 2018 the Company entered into a promissory note for $14,000 with a related party (note 4).

During the year ended December 31, 2017 the Company entered into a promissory note for $300 with a related party (note 4). This note was repaid in 2018.

7.	Commitments and Contingencies

The Company has no un-accrued or undisclosed commitments or contingencies.

8.	Subsequent Events

The Company has evaluated all events occurring after December 31, 2019 balance sheet date through the date of issuance of these financial statements for necessary subsequent event disclosures. No items meet the requirements for subsequent event disclosures.

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CARRIAGE HOUSE EVENT CENTER, INC.

1,000,000 Shares of Common Stock

PROSPECTUS

__________________, 2020

Until ____________, 2020, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses to be paid by the Registrant are as follows. All amounts, other than the SEC registration fee, are estimates.

Amount to be Paid

SEC registration fee	$12.98
Legal fees and expenses	$7,500.00
Accounting fees and expenses	$15,000.00
Printing	1,000.00
Miscellaneous	$1,500.00

Total	$25,012.98

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Colorado Statutes and our Articles of Incorporation, our directors and officers will have no personal liability to us or our shareholders for monetary damages incurred as the result of the breach or alleged breach by a director or officer of his “duty of care.” This provision does not apply to the directors’: (i) acts or omissions that involve intentional misconduct, fraud or a knowing and culpable violation of law, or (ii) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of his duties, including gross negligence.

The effect of this provision in our Articles of Incorporation is to eliminate the rights of our Company and our shareholders (through shareholder’s derivative suits on behalf of our Company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) and (ii) above. This provision does not limit nor eliminate the rights of our Company or any shareholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. Section 7-109-102 of the Colorado Business Corporation Act provides corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

On June 26, 2010, Catherine Ray acquired an aggregate of 4,000,000 of common stock of the company for setting up the corporation and services rendered. The shares were valued at $4,000.00. Ms. Ray was President of the Corporation. On December 3, 2012, Catherine Ray resigned as President and Director of the Company and assigned her shares over to A. Terry Ray, who was then elected as President and Director of the Company.

On December 31, 2013 the Company entered into an agreement with Terayco Enterprises, Ltd. to issue 50,000 of common stock of the unissued stock of the company to amend a promissory note in the amount of $7,000 to remove the optional conversion and extend the maturity date and the interest date to December 31, 2018. The shares were issued on February 15, 2014.

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On March 20, 2015 the Company issued DLR Associates, a related party, 30,000 shares of common stock of the Company for services rendered.

On May 18, 2015 the Company issued to Janel Ray, a related party, 20,000 of common stock for services rendered

On December 31, 2015, the Company issued to Terayco Enterprises, Ltd. 50,000 shares of common stock for modifying a promissory note in the amount of $14,000.00, to remove the optional conversion and extend the maturity date and the interest date to December 31, 2018.

As of December 31, 2019, there was a total of 4,150,000 shares of the Company issued and outstanding.

We have not issued any of our securities during the past three years.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

3.1	Articles of Incorporation*
3.2	By-Laws*
5.1	Opinion of Barnett & Linn
10.1	Promissory Notes between the Company and certain affiliates
10.3	Form of Subscription Agreement*
23.1	Consent of Barnett & Linn is included in Exhibit 5.1
23.2	Consent of BF Borgers, CPA PC

*Previously filed

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officer and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officer, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officer, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned on the 13th day of March, 2020 in the city of Castle Pines, Colorado.

CARRIAGE HOUSE EVENT CENTER, INC.

By:	/s/ A. Terry Ray
A. Terry Ray, Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints A. Terry Ray, Chief Executive Officer, as his/her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for his/her and in hi/hers name, place and stead in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of the undersigned, this Registration Statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the U.S. Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, the following persons in the capacities and on the dates indicated have signed this Registration Statement:

Signature	Title	Date

/s/ A. Terry Ray	Director and Principal Executive Officer	March 13, 2020
A. Terry Ray

/s/ Janel Ray	Principal Financial Officer, Principal Accounting Officer and Secretary	March 13, 2020
Janel Ray

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